· The Fund has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC, when available, for more complete information about the Fund and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.

Final Approved XRPZ Social – Hearsay US registered reps Approved 7598759 11/25/25

Franklin Templeton is excited to launch #XRPZ, our latest exchange-traded product (ETP) that provides exposure to #XRP without the hassle of buying it directly.

Learn more below.

See fund information: Franklin XRP ETF - XRPZ

See Prospectus: franklintempleton.com/tools-and-resources/lit-preview/47318/SINGLCLASS/franklin-xrp-etf/XRPZ#prospe...

#xrpz #DigitalAssets


XRPZ
Franklin XRP ETF (XRPZ)
FRANKLIN
TEMPLETON
All investments contain risk and possible loss of principal. Products may not be available in all jurisdictions. Franklin Distributors, LLC.

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XRPZ
Franklin XRP ETF (XRPZ)
FRANKLIN TEMPLETON

Franklin Templeton is excited to launch #XRPZ, our latest exchange-traded product (ETP) that provides exposure to #XRP without the hassle ...

CREATED BY: DWITIYA SAPRE

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Released **today**

Expiry **Feb 25, 2026, 10:36 AM**